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GIORDANO, HALLERAN & CIESLA
A PROFESSIONAL CORPORATION

   ATTORNEYS AT LAW





         GIORDANO, HALLERAN & CIESLA
         A PROFESSIONAL CORPORATION                      JOHN C. GIORDANO, JR.   KURT E. ANDERSON
                                                         JOHN R. HALLERAN        PAUL T. COLELLA
              ATTORNEYS AT LAW                           FRANK R. CIESLA         GERALD P. LALLY
                                                         BERNARD J. BERRY, JR.   SEAN E. REGAN
             PLEASE RESPOND TO:                          THOMAS A. PLISKIN       JAY S. BECKER               OF COUNSEL:
        U.S. POSTAL SERVICE ADDRESS:                     JOHN A. AIELLO          TIMOTHY D. LYONS        S. THOMAS GAGLIANO
             POST OFFICE BOX 190                         MICHAEL J. GROSS        J. SCOTT ANDERSON
        MIDDLETOWN, NEW JERSEY 07748                     JOHN A. GIUNCO          PETER B. BENNETT
                                                         EDWARD S. RADZELY       LAURENCE I. ROTHSTEIN         -------
                     OR:                                 SHARLENE A. HUNT        ROBERT J. FEINBERG
HAND DELIVERY AND OVERNIGHT SERVICE ADDRESS:             PHILIP D. FORLENZA      PATRICK S. CONVERY       JOHN C. GIORDANO
             125 HALF MILE ROAD                          MICHAEL J. CANNING |_|  MICHAEL A. PANE, JR.        (1921-1989)
         RED BANK, NEW JERSEY 07701                      PAUL H. SCHNEIDER       DERRICK A. SCENNA
                                                         ELIZABETH CHRISTIAN     MICHAEL J. VITIELLO           -------
               (732) 741-3900                            ANDREW B. ROBINS        STEVEN M. DALTON FAX:
               (732) 224-6599                            MICHAEL A. BRUNO

               www.ghclaw.com                                        -------                 -------      |_| CERTIFIED
                                                                                                            BY THE SUPREME
                                                         LAURA N. ANDERSON       GREGORY BANACKI, JR.       COURT OF NEW
                                                         PAMELA J. KNAUER        ROBERT E. BRENNAN, JR.     JERSEY AS A
                                                         TARA L. BENSON          THEODORE P. BROGOWSKI      CIVIL TRIAL
                                                         CATHERINE J. BICK       BRIAN H. HARVEY            ATTORNEY
                                                         MONICA J. CERES         MELISSA V. SKROCKI
                                                         HANA S. WOLF            AFIYFA H. BOLTON
                                                         RACHEL M. RINNINSLAND   CRAIG M. GIANETTI
                                                         ROSS A. GOLDSTEIN       CHARLES C. JEWELL
                                                         LISA MICELI WATERS




DIRECT DIAL NUMBER             DIRECT EMAIL                                                               CLIENT/MATTER NO.
                               pcolella@ghclaw.com                                                         10971-0022
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                                 October 1, 2004


Monmouth Community Bancorp                            Allaire Community Bank
627 Second Avenue                                     2200 Highway 35
Long Branch, New Jersey  07740                        Sea Girt, New Jersey 08750
Att:  Board of Directors                              Att:  Board of Directors


Ladies and Gentlemen:

      We have acted as counsel to Monmouth Community Bancorp, a New Jersey corporation ("Bancorp"), in connection with the proposed business combination (the "Combination") between Bancorp and Allaire Community Bank, a New Jersey commercial bank ("Allaire"), to be undertaken pursuant to the Agreement and Plan of Acquisition, dated as of June 30, 2004, by and between Bancorp and Allaire (the "Agreement"). In the event the Combination is consummated, each outstanding share of Allaire common stock will be exchanged for one share of Bancorp common stock. The Combination and related transactions are described in the Agreement and in the Joint Proxy Statement/Prospectus (the "Proxy Statement") included as part of the Registration Statement on Form S-4 to be filed by Bancorp with the Securities and Exchange Commission (the "Registration Statement"). Capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Agreement.

      For purposes of this opinion, we have examined and relied upon the accuracy and completeness (without, as you are aware, independent investigation or verification), both initially and continuing as of the Effective Time, of the facts, information, representations, covenants and agreements contained in originals or copies, certified or otherwise identified to our satisfaction, of the Agreement, the Registration Statement, and such other documents as we have deemed necessary or appropriate as a basis for the opinion set forth below. In addition, we have relied upon the accuracy and completeness, both initially and continuing as of the Effective Time, of certain statements, representations, covenants and agreements made by Bancorp, Allaire and








     OUR TRENTON OFFICE: 441 EAST STATE STREET, TRENTON, NEW JERSEY 08625,
                             PHONE: (609) 695-3900

 GIORDANO, HALLERAN & CIESLA
 A PROFESSIONAL CORPORATION
      ATTORNEYS AT LAW

Monmouth Community Bancorp
Allaire Community Bank
October 1, 2004
Page 2





others, including factual statements and representations set forth in letters dated the date hereof from officers of Bancorp and Allaire (the "Representation Letters"). In rendering this opinion, we have assumed that such statements, representations, covenants and agreements are, and will continue to be as of the Effective Time, true and correct without regard to any qualification as to knowledge or belief. Our opinion assumes and is expressly conditioned on, among other things, the initial and continuing accuracy and completeness of the facts, information, representations, covenants and agreements set forth in the documents referred to above and the statements, representations, covenants and agreements made by Bancorp and Allaire, including those set forth in the Representation Letters. We have assumed that the Representation Letters will be re-executed by appropriate officers as of the Effective Time.

      In rendering our opinion expressed below, we have examined and relied on originals, or copies certified or otherwise identified to our satisfaction, of the Agreement and of such corporate records of Bancorp and Allaire as we have deemed necessary or appropriate in order to enable us to render the opinion below. We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. We also have assumed that the transactions related to the Combination or contemplated by the Agreement will be consummated in accordance with the Agreement and as described in the Registration Statement, that none of the terms and conditions contained therein will have been waived or modified in any respect prior to the Effective Time and the Combination will be reported by Bancorp and Allaire on their respective federal income tax returns in a manner consistent with the opinion expressed below.

      In rendering our opinion, we have considered applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder (the "Regulations"), pertinent judicial authorities, rulings of the Internal Revenue Service, and such other authorities as we have considered relevant, in each case, in effect on the date hereof. It should be noted that such laws, Code, Regulations, judicial decisions, administrative interpretations and such other authorities are subject to change at any time and, in some circumstances, with retroactive effect. A change in any of the authorities upon which our opinion is based, or any variation or difference in any fact from those set forth or assumed herein or in the Registration Statement, the Agreement, or the Representation Letters, could affect the conclusions set forth herein. Moreover, there can be no assurance that our opinion will be accepted by the Internal Revenue Service, or if challenged, by a court.



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 GIORDANO, HALLERAN & CIESLA
 A PROFESSIONAL CORPORATION
      ATTORNEYS AT LAW

Monmouth Community Bancorp
Allaire Community Bank
October 1, 2004
Page 3


      Based solely upon and subject to the foregoing, and our consideration of such other matters of fact and law as we have considered necessary or appropriate, it is our opinion, under presently applicable United States federal income tax law, that:

      (1) the Combination will constitute a "reorganization" within the meaning of Section 368(a) of the Code;

      (2) no gain or loss will be recognized by the stockholders of Allaire who exchange their shares of Allaire Common Stock solely for shares of Bancorp Common Stock;

      (3) the aggregate tax basis of the shares of Bancorp Common Stock received by the Allaire stockholders who exchange all of their shares of Allaire Common Stock for shares of Bancorp Common Stock in the Combination will be the same as the aggregate tax basis of the shares of Allaire Common Stock surrendered in exchange therefor;

      (4) the holding period of the shares of Bancorp Common Stock received by a stockholder of Allaire will include the holding period of the shares of Allaire Common Stock surrendered in exchange therefor, provided the shares of Allaire Common Stock surrendered were held as a capital asset on the date of the exchange;

      (5) each dissenting Allaire stockholder receiving cash in exchange for his, her or its Allaire Common Stock will be treated as if he, she or it received such cash in redemption of his, her or its Allaire Common Stock, subject to the provisions of Section 302(b) of the Code; the amount of such Allaire stockholder's recognized gain or loss will be the difference, if any, between (i) the amount of cash so received and (ii) such stockholder's tax basis in the Allaire Common Stock exchanged; and such gain or loss would be capital gain or loss if the Allaire Common Stock was held as a capital asset, and would be long term if the holding period was more than one year; and

      (6) each dissenting Bancorp shareholder receiving cash in exchange for his, her or its Bancorp Common Stock will be treated as if he, she or it received such cash in redemption of his, her or its Bancorp Common Stock, subject to the provisions of Section 302(b) of the Code; the amount of such Bancorp shareholder's recognized gain or loss will be the difference, if any, between (i) the amount of cash so received and (ii) such shareholder's tax basis in the Bancorp Common Stock exchanged; and such gain or loss would be capital gain or loss if the Bancorp Common Stock was held as a capital asset, and would be long term if the holding period was more than one year.






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 GIORDANO, HALLERAN & CIESLA
 A PROFESSIONAL CORPORATION
      ATTORNEYS AT LAW

Monmouth Community Bancorp
Allaire Community Bank
October 1, 2004
Page 4




      Our opinion does not address any consequences arising under the laws of any state, locality or foreign jurisdiction. Additionally, this opinion does not address the specific federal income tax consequences that may be relevant to a particular Allaire stockholder or dissenting Bancorp shareholder receiving special treatment under some federal income tax laws, including (i) banks; (ii) foreign investors; (iii) financial institutions; (iv) tax-exempt organizations;
(v) insurance companies; (vi) mutual funds; (vii) traders in securities that elect mark-to-market; (viii) dealers in securities or foreign currencies;
(ix)persons, if any, who received their Allaire Common Stock or Bancorp Common Stock through the exercise of employee stock options or otherwise as compensation; (x) persons who have a functional currency other than the U.S. dollar; and (xi) persons who hold Allaire Common Stock or Bancorp Common Stock as part of a hedge, straddle, or conversion transaction.

      No rulings have been or will be sought from the Internal Revenue Service regarding any matters relating to the Combination. We disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law. This opinion may not be relied upon by anyone else without our prior written consent.

      We hereby consent to the filing with the Securities and Exchange Commission of this opinion as an exhibit to the Registration Statement and to the reference to us under the captions "Material Federal Income Tax Consequences of the Combination" in the Registration Statement and the Proxy Statement included as a part thereof. By giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.



                                                Very truly yours,

                                                /s/ Giordano, Halleran & Ciesla,
                                                a Professional Corporation

                                                GIORDANO, HALLERAN & CIESLA,
                                                a Professional Corporation